Exhibit 10.3

AMENDMENT NO. 1 TO

SENIOR SECURED NOTE AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED NOTE AGREEMENT (this “Amendment”), dated as of January 15, 2014, is entered into by and among ORBCOMM INC., a Delaware corporation (the “Company”), and AIG Asset Management (U.S.), LLC on behalf of certain of the holders of the Notes (the “Note Holders”) issued under the Senior Secured Note Agreement (defined below). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Senior Secured Note Agreement referenced below.

WITNESSETH

WHEREAS, the Company and the Note Holders party hereto are parties to that certain Senior Secured Note Agreement, dated as of January 4, 2013 (as amended, modified and supplemented, the “Senior Secured Note Agreement”);

WHEREAS, the Company has requested that the Required Holders agree to amend Section 6D(ix) of the Senior Secured Note Agreement; and

WHEREAS, the Note Holders party hereto have agreed to amend the Senior Secured Note Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, and the Note Holders party hereto hereby agree as follows:

Section 1. Amendment. Section 6D(ix) of the Senior Secured Note Agreement is hereby amended to read in its entirety as follows:

“(ix) Permitted Acquisitions; provided that, prior to the completion of the launch of the seventeen (17) Satellites being constructed by Sierra Nevada Corporation as of the date hereof and fourteen (14) or more of such Satellites becoming fully operational, the cash consideration and the principal amount of all Indebtedness (including any Purchase-Money or Acquired Indebtedness otherwise permitted by paragraph 6A but excluding any Indebtedness identified on the Pro Forma) used to fund all such Permitted Acquisitions, net of the sum of the portion of any Permitted Acquired Assets consisting of cash or cash equivalents, shall not exceed (i) $35,000,000 in the aggregate plus (ii) the net proceeds of any equity contribution to or equity issuance by the Company and its Subsidiaries after the date of this Agreement;;”

Section 2. Condition of Effectiveness. This Amendment shall not become effective until each of the following conditions is satisfied:

(a) AIG Asset Management (U.S.), LLC on behalf of the Required Holders shall have received all fees and other amounts due and payable, if any, in connection with this Amendment.

(b) AIG Asset Management (U.S.), LLC on behalf of the Required Holders receives counterparts of this Amendment executed by the Company and AIG Asset Management (U.S.), LLC on behalf of the Required Holders.

(c) No Default shall have occurred and be continuing, after giving effect to the terms of this Amendment.

Section 3. Effect on Senior Secured Note Agreement.

(a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Senior Secured Note Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Senior Secured Note Agreement, as amended hereby.

(b) Except as expressly modified by the Waiver dated June 28, 2013 and hereby, the Senior Secured Note Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and the Company hereby expressly (i) acknowledges the terms of this Amendment, (ii) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Senior Note Document to which it is a party and (iii) agrees that each Senior Note Document to which it is a party remains in full force and effect, except as expressly modified hereby.

(c) The execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of the Note Holders, nor constitute a waiver of any provision of the Senior Secured Note Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. Except as expressly amended hereby, all covenants, obligations and agreements of the Company contained in the Senior Secured Note Agreement and the other Senior Note Documents shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the foregoing amendment is hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (i) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Senior Secured Note Agreement, any other Senior Note Document or any of the documents referred to therein, (ii) except as expressly set forth herein, prejudice any right or rights which any Note Holder may now have or may have in the future under or in connection with the Senior Secured Note Agreement, any other Senior Note Document or any of the documents referred to therein, or (iii) constitute any course of dealing or other basis for altering any obligation of the Company or any right, privilege or remedy of the Note Holders under the Senior Secured Note Agreement, the other Senior Note Documents, or any other contract or instrument. Granting the amendment set forth herein does not and should not be construed to be an assurance or promise that waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.

Section 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a signed counterpart by facsimile or other electronic transmission shall have the same effect as delivery of the original thereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ORBCOMM INC.

By
	Name:	Christian G. Le Brun
	Title:	Executive Vice President and General Counsel

SIGNATURE PAGE

AMENDMENT

AMERICAN GENERAL LIFE INSURANCE COMPANY, as Lender and a Required Holder

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, as Lender and a Required Holder

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, as Lender and a Required Holder

AMERICAN HOME ASSURANCE COMPANY, as Lender and a Required Holder

By: AIG Asset Management (U.S.), LLC, as Investment Advisor

By:
Name:
Title:

SIGNATURE PAGE

AMENDMENT